Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-148352, 333-164219, 333-183448 and 333-187442 on Form S-8 and No. 333-161067 on Form F-3 of our report dated May 16, 2016, relating to the consolidated financial statements (June 28, 2017 as to Note 2(ee)) and financial statement schedule of AirMedia Group Inc. (the “Company”), its subsidiaries, its variable interest entities (the “VIEs”) and the VIEs' subsidiaries (collectively, the “Group”) as of December 31, 2015 and the years ended December 31, 2014 and 2015, and the effectiveness of the Group's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Group's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 20-F of AirMedia Group Inc. for the year ended December 31, 2016.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

June 28, 2017